Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Nuance Communications, Inc.
Burlington, Massachusetts

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-213155, 333-142182, 333-147715, 333-128397, and 333-61862) and Form S-8 (Nos.333-224825, 333-215966, 333-211272, 333-201933, 333-188397, 333-182459, 333-179399, 333-178436, 333-164955, 333-157579, 333-151088, 333-151087, 333‑153911, 333-148684, 333-145971, 333-143465, 333-142183, 333-141819, 333-134687, 333-128396, 333-124856, 333-122718, 333-108767, 333-99729, 333-75406, 333-49656, 333-33464, 333-30518, 333-74343, 333-45425, 333-04131, and 333-229550) of Nuance Communications, Inc. of our reports dated November 20, 2018 (except for Note 4, as to which the date is June 12, 2019), relating to the consolidated financial statements and the effectiveness of Nuance Communications, Inc.’s internal control over financial reporting, which appear in this Current Report on Form 8-K.

/s/ BDO USA, LLP
Boston, Massachusetts

June 12, 2019